Exhibit 10.1

January 13, 2025

Dolphin Entertainment, Inc.

150 Alhambra Circle

Suite 1200

Coral Gables, FL 33134

[Name and address of noteholder]

Re: Second Amendment to Dolphin Entertainment, Inc. Convertible Note

Reference is hereby made to that certain Dolphin Entertainment, Inc. Convertible Note (the “Note”), dated [ ], in the aggregate principal amount of $500,000 issued by Dolphin Entertainment, Inc., a Florida corporation to [noteholder] (the “Investor”) and amended on November 15, 2023. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Note. Upon execution of this amendment (this “Amendment”), the undersigned, intending to be legally bound, hereby agree as follows:

(A) Section 2 of the Note is hereby amended and restated in its entirety to read:

“This Note shall be for a term commencing on the Original Issue Date and ending on January 13, 2027 (such date the “Maturity Date”), unless earlier converted pursuant to the provisions of Section 5 hereof”;

(B) The first paragraph of Section 5(a) of the Note is hereby amended and restated in its entirety to read:

“The Investor shall have the right, at any time following the Original Issue Date and prior to the Maturity Date to convert all or a portion of the Principal of this Note and the accrued interest thereon into shares of Common Stock of the Company, subject to adjustment as contemplated by Section 5(b), in an amount of shares of Common Stock equal to the quotient obtained by dividing (i) the principal and interest being converted by (ii) the 90-trading day average price per share of Common Stock as of the date of the Notice of Conversion (the "Standard Conversion Price"), but in no event shall the Standard Conversion Price be less than $1.00.”

(C) Except as specifically set forth herein, the Note shall remain unmodified and in full force and effect in accordance with its terms.

(D) All references in the Note and the Subscription Agreement to the “Note” shall mean the Note as hereby amended.

(E) This Amendment shall be governed by the laws of the State of Florida without regard to the rules of conflict of laws of such state (or any other jurisdiction) that would cause the laws of another jurisdiction to apply.

(F) This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(G) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(H) Facsimile or other electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals for all purposes of this Amendment.

[Signature Page Follows]

Sincerely, Dolphin Entertainment, Inc. By: /s/ William O’Dowd Name: William O’Dowd Title: Chief Executive Officer

Agreed to and accepted as of the first date set forth above: Investor By: /s/ Name: [noteholder]